UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2015

INOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36309	33-0989359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

326 Bollay Drive

Goleta, California 93117

(Address of principal executive offices, including zip code)

(805) 562-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On August 17, 2015, the audit committee of the board of directors of Inogen, Inc. (the “Company”) approved the dismissal of BDO USA, LLP (“BDO”), as the independent registered public accounting firm previously engaged to audit the Company’s financial statements, effective immediately.

BDO’s report relating to the financial statements of the Company for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the dismissal of BDO, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report.

There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2013 and 2014, or during the subsequent interim period through August 17, 2015, except for the existence of a material weakness in internal control over financial reporting as of December 31, 2014 discussed below.

As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, in connection with management’s review of the effectiveness of the Company’s internal control over financial reporting, management identified a deficiency. Specifically, the Company does not have adequately designed controls in place to ensure review of sales order documentation supporting the Company’s direct-to-consumer sales and rentals prior to revenue recognition. This lack of adequate controls resulted in the Company’s failure to identify and detect the improper use of technology to simulate medical documentation in 2014 and the first quarter of 2015. Due to this deficiency, management concluded that a material weakness in internal control over financial reporting existed as of December 31, 2014 and the quarters ended March 31, 2015 and June 30, 2015, because there is a reasonable possibility that a material misstatement related to revenue recognition may occur and/or not be detected on a timely basis.

The Company has authorized BDO to respond fully to the inquiries of the successor independent registered public accounting firm.

The Company provided BDO a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested BDO to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above. A copy of that letter is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

Also, effective August 19, 2015, the audit committee engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s registered independent public accounting firm, effective immediately. The audit committee participated in and approved the decision to engage Deloitte.

During the Company’s two most recent fiscal years ended December 31, 2014 and 2013 and through August 17, 2015, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

16.1	Letter to Securities and Exchange Commission from BDO USA, LLP, dated August 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

By:	/s/Alison Bauerlein
Alison Bauerlein
Executive Vice President, Finance, Chief
Financial Officer, Secretary and Treasurer

Date: August 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter to Securities and Exchange Commission from BDO USA, LLP, dated August 18, 2015.